SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2005

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-15313	13-3033811
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor East Brunswick, New Jersey 08816
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

     On July 18, 2005, Savient Pharmaceuticals, Inc. (“Savient”) announced that it has completed the sale of its global biologics manufacturing business (the “Business”) to Ferring B.V. and Ferring International Centre SA, subsidiaries of Ferring Holding S.A., for $80 million cash plus the assumption by Ferring International Centre SA of liabilities of Savient relating to the Business (the “Disposition”). The terms of the sale provide that Savient will receive the $80 million in three cash installments. On July 18, 2005, Savient received the first installment, in the amount of $55 million. In addition, on July 18, 2005, Ferring International Centre SA delivered two promissory notes to Savient providing for the payment to Savient of the second installment of $15 million on July 18, 2006, and the third installment of $10 million on July 18, 2007. The amounts paid to Savient are subject to a post-closing working capital adjustment.

     The obligations of Ferring International Centre SA under the promissory notes are guaranteed by Ferring Holding S.A. pursuant to a Parent Guarantee dated as of March 23, 2005.

     In connection with the closing, Savient’s co-promotion agreement with Ferring for EuflexxaTM (1% Sodium Hyaluronate), which was previously referred to as Nuflexxa, also became effective on July 18, 2005. EuflexxaTM is indicated for the treatment of pain in osteoarthritis of the knee in patients who have failed to respond adequately to conservative non-pharmacologic therapy and simple analgesics. Savient will receive 50% of the global revenues of EuflexxaTM above agreed upon revenue thresholds. Savient will invest up to $20 million in its sales force and other marketing contributions over the first two calendar years of the agreement.

Item 9.01.    Financial Statements and Exhibits

     (b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR

SAVIENT PHARMACEUTICALS, INC.

     On July 18, 2005, Savient completed the sale of the Business. The unaudited pro forma consolidated financial information shown below is based on audited and unaudited historical financial statements of Savient. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the Disposition.

     The unaudited pro forma consolidated financial statements are as follows:

•	An unaudited pro forma consolidated balance sheet as of March 31, 2005, giving effect to the Disposition as if it occurred on March 31, 2005.

•	An unaudited pro forma consolidated statement of operations for the three months ended March 31, 2005, giving effect to the Disposition as if it had occurred on January 1, 2005.

•	An unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, giving effect to the Disposition as if it had occurred on January 1, 2004.

     The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the Disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Disposition. The adjustments are based upon available information and assumptions that Savient believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Some decisions regarding the use of sale proceeds have not yet been made. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. These pro forma consolidated statements of operation do not include the anticipated loss on the Disposition of approximately $0.7 million, net of taxes. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of the Company included in our Annual Report on Form 10-K for the year ended December 31, 2004, and the unaudited financial statements filed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

     The unaudited pro forma consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

Savient Pharmaceuticals, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands, except per share data)

As of March 31, 2005

	As Reported March 31, 2005	Business Disposition (a)		Pro Forma Adjustments		Pro Forma March 31, 2005

ASSETS
Current Assets:
Cash	$24,793	$53,692	(a)	$(7,486)	(h)	$70,999
Short-term investments	1,875					1,875
Accounts receivable, net	1,185					1,185
Notes receivable	—	14,387	(b)			14,387
Inventories, net	12,870					12,870
Prepaid expenses and current assets	2,492	(986)	(c)			1,506
Assets held for sale	75,616	(75,616)	(d)	(3,597)	(h)	—

				3,597	(h)

Total current assets	118,831	(8,523)		(7,486)		102,822

Property and equipment, net	6,851					6,851
Goodwill	40,121					40,121
Other intangibles, net	70,675					70,675
Notes receivable – long term	—	9,133	(b)			9,133
Other assets (including restricted cash of $1,280)	1,365	—		—		1,365

Total assets	$237,843	$610		$(7,486)		$230,967

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities:
Accounts payable (including income tax payable of $518)	$9,749	$626	(i)			$10,375
Current portion of long-term debt	4,144			$(3,889)	(h)	255
Current portion of deferred revenues	1,068	(1,068)	(g)			—
Other current liabilities	12,732	20,000	(f)			32,732
Liabilities held for sale	11,954	(11,954)	(d)	—		—

Total current liabilities	39,647	7,604		(3,889)		43,362

Deferred Revenue	9,917	(9,917)	(g)			—
Other long-term liabilities	37					37
Negative goodwill	16,028					16,028
Deferred income taxes	21,331	—		—		21,331

Total liabilities	$86,960	$(2,313)		(3,889)		$80,758

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock – $.01 par value; 4,000 shares authorized; no shares issued	—					—
Common stock – $.01 par value; 150,000 shares authorized; issued 60,609	606					606
Additional paid-in capital	219,030					219,030
Accumulated deficit	(71,068)	2,923	(e)	(3,597)	(h)	(71,742)
Accumulated other comprehensive income	2,315	—		—		2,315

Total stockholders’ equity	150,883	2,923		—		150,209

Total liabilities and stockholders’ equity	$237,843	610		$(7,486)		$230,967

Savient Pharmaceuticals, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Balance Sheet

a)	Reflects cash proceeds of $55,000,000 to be received at the closing of sale of the global biologics manufacturing business. The proceeds were reduced for purposes of this pro forma consolidated balance sheet by a $1,308,000 working capital adjustment. Pursuant to the share purchase agreement, relating to the Divestiture, if the net working capital balance at the time of the closing is less than $8,000,000, then the purchase price will be adjusted downward in an amount equal to the deficiency, if the net working capital balance exceeds $8,000,000, then the purchase price will be adjusted upwards by the amount equal to the excess. The final working capital adjustment will not be determined until after the closing. The working capital adjustment was estimated, solely for the purposes of this pro forma consolidated balance sheet based on financial information as of March 31, 2005. Any actual working capital adjustment will be based on net working capital as of July 18, 2005. The actual working capital adjustment may be greater or less than the $1,308,000 adjustment assumed for purposes of this pro forma consolidated balance sheet.

b)	Two notes with values of $15,000,000 and $10,000,000 which will be due on the first and second anniversary of the closing, respectively. The notes have net present values of $14,387,000 and $9,133,000 based on assumed discount rates of 4.26% and 4.64%, respectively.

c)	Prepaid expenses related to the sale (e.g., banking, accounting, and legal).

d)	The net assets of the global biologics manufacturing business of $63,662,000 are equal to $75,616,000 of assets held for sale offset by $11,954,000 of liabilities held for sale.

e)	Reflects pro forma net loss of $674,000 which would be recognized on the sale of the global biologics manufacturing business had the transaction occurred on March 31, 2005.

f)	The co-promotion agreement with Ferring requires Savient to invest $20,000,000 over the next two calendar years. Our continued contribution to and participation in the co-promotion arrangement beyond 2006 is contingent upon the achievement of agreed upon minimum revenue forecasts.

g)	At closing, the Company will realize all amounts of previously deferred income attributable to the global biologics manufacturing business.

h)	Debt elimination ($3,889,000) and severance pay funding ($3,597,000) prior to the Disposition.

i)	Estimated tax on Disposition.

Savient Pharmaceuticals, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share data)

For the Three Months Ended March 31, 2005

	As Reported	Business Disposition (a)	Pro Forma Adjusted

Revenues:
Product Sales, net	$22,615	$(4,061)	$18,554
Contract fees	291	(291)	—
Other revenues	75	(75)	—

Total revenues	22,981	(4,427)	18,554
Expenses
Cost of product sold	8,721	(1,414)	7,307
Research and development	6,282	(1,115)	5,167
Marketing and Sales	5,154	(139)	5,015
General and administrative	6,177	(845)	5,332
Amortization of intangibles associated with acquisition	1,013		1,013
Commission and royalties	1,224	(2)	1,222

Total expenses	28,571	(3,515)	25,056

Operating (loss) income	(5,590)	(912)	(6,502)
Other income, net	2,057	129	2,186

(Loss) income before income tax	(3,533)	(783)	(4,316)
Income tax	332	(235)	97

Net (loss) income	$(3,865)	$(548)	$(4,413)

Basic (loss) earnings per share	$(.06)		$(.07)
Diluted (loss) earnings per share	$(.06)		$(.07)

Weighted average number of common and common equivalent shares
Basic	60,545		60,545
Diluted	60,545		60,545

Savient Pharmaceuticals, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Statement of Operations

a)	Reflects the elimination of operating results of the global biologics manufacturing business.

Savient Pharmaceuticals, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share data)

For the Year Ended December 31, 2004

	As Reported	Business Disposition (a)	Pro Forma Adjusted

Revenues:
Product Sales, net	$106,009	$(23,204)	$82,805
Contract fees	923	(874)	49
Royalties	5,352	(1,389)	3,963
Other revenues	991	—	991

Total revenues	113,275	(25,467)	87,808
Expenses
Cost of product sold	37,118	(17,313)	19,805
Research and development	27,800	(5,546)	22,254
Marketing and Sales	23,598	(827)	22,771
General and administrative	30,297	(5,794)	24,503
Retirement	2,085		2,085
Amortization of intangibles associated with acquisition	4,050		4,050
Restructuring	1,962	(762)	1,200
Commission and royalties	6,328	(445)	5,883

Total expenses	133,238	(30,687)	102,551

Operating (loss) income	(19,963)	5,220	(14,743)
Other income, net	(756)	225	(531)

(Loss) income before income tax	(20,719)	5,445	(15,274)
Income tax	14,553	540	14,013

Net (loss) income	$(35,272)	$5,985	$(29,287)

Basic (loss) earnings per share	$(.59)		$(.49)
Diluted (loss) earnings per share	$(.59)		$(.49)

Weighted average number of common and common equivalent shares
Basic	60,066		60,066
Diluted	60,066		60,066

Savient Pharmaceuticals, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Statement of Operations

(a)	Reflects the elimination of operating result of the global biologics manufacturing business.
.

     (c) Exhibits.

2.1	Share Purchase Agreement dated March 23, 2005, between Savient Pharmaceuticals, Inc. and Ferring B.V. *

2.2	Asset Purchase Agreement dated March 23, 2005, between Savient Pharmaceuticals, Inc. and Ferring International Centre SA *

*	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Savient on March 24, 2005 (File No. 0-15313). The exhibits and schedules to these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Savient will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.

Date: July 22, 2005

	By:	/s/ Lawrence A. Gyenes

Lawrence A. Gyenes Senior Vice President , Chief Financial Officer and Treasurer